EXHIBIT 99.1

  MILITARY RESALE GROUP ANNOUNCES APPOINTMENT OF NEW DIRECTOR TO ITS BOARD AND
                          APPOINTMENT OF NEW OFFICERS


         Colorado Springs, Colorado. February 28, 2005. Military Resale Group, Inc. ("MYRG" or the "Company")(OTCBB: MYRG) today announced that Ethan
Hokit has resigned as its President and Director.

         Edward T. Whelan, a current director has been appointed Chairman of the Board of Directors and Chief Executive Officer of the company. Additionally, Robert G. Hefner, the Company's former General Manager has been appointed as a Director and Chief Operating Officer. Mr. Hefner has been a general manager of the Company since 1997 when the company acquired Pittock Distributing Company. From 1977 to 1997, Mr. Hefner was employed by Pittock Distributing Company, a regional speciality foods supplier to military commissaries. Mr. Hefner commenced his employment at Pittock Distributing Company as a route supervisor and then worked his way to become general manager in 1986. Mr. Hefner graduated in 1972 from the University of Colorado with a BS in Journalism


ABOUT MILITARY RESALE GROUP, INC.

         "MYRG" is a regional distributor of grocery and household items specializing in distribution to the military market. MYRG distributes a wide variety of items, including fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, beverages, dairy products, paper goods and cleaning and other supplies. MYRG's operations are currently directed to servicing the commissary at each of six military installations located in Colorado, Wyoming, and South Dakota, including the Air Force Academy located in Colorado Springs, Colorado. MYRG is approved by the Department of Defense to contract with military commissaries and exchanges.

         FORWARD-LOOKING STATEMENTS AND COMMENTS IN THIS PRESS RELEASE ARE MADE PURSUANT TO SAFE HARBOR PROVISIONS OF THE SECURITIES EXCHANGE ACT OF 1934. CERTAIN STATEMENTS, WHICH DESCRIBE MILITARY RESALE GROUP, INC.'S INTENTIONS, EXPECTATIONS OR PREDICTIONS, ARE FORWARD-LOOKING AND ARE SUBJECT TO IMPORTANT RISKS AND UNCERTAINTIES. THE RESULTS OR EVENTS PREDICTED IN THESE STATEMENTS MAY DIFFER MATERIALLY FROM ACTUAL RESULTS OR EVENTS. NUMEROUS FACTORS, KNOWN AND UNKNOWN TO MILITARY RESALE GROUP, INC., COULD CAUSE RESULTS OR EVENTS TO DIFFER FROM CURRENT EXPECTATIONS.


Contacts
Edward T. Whelan
Military Resale Group, Inc.
ed@myrg.net

Or

Mackey Freise
Military Resale Group, Inc.
mackey@myrg.net